FIRST COLONY CORPORATION
Corporate Communications
700 Main Street
P. O. Box 1280
Lynchburg, Virginia 24505


FIRST COLONY TO EXPLORE STRATEGIC ALTERNATIVES TO MAXIMIZE SHAREHOLDER VALUE


     LYNCHBURG, VA., June 4, 1996 - First Colony Corporation (NYSE: FCL) announced that its Board of Directors is engaged in an evaluation of strategic alternatives for the purpose of maximizing shareholder value.
     Bruce C. Gottwald, Jr., Chairman of the Board and Chief Executive Officer, confirmed that "a strategic combination or possible sale of part or all of the Company would be included among the alternatives to be evaluated." He emphasized that the Board of Directors has not decided among any of the alternatives under consideration.
     First Colony Corporation is a Richmond, Virginia-based holding company which owns First Colony Life Insurance Company and its wholly owned subsidiary, American Mayflower Life Insurance Company of New York. First Colony Life is a leading provider of structured settlements, retirement annuities and individual life insurance.





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